The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Reports Third-Quarter 2019 Results

Cincinnati, October 24, 2019 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:

•	Third-quarter 2019 net income of $248 million, or $1.49 per share, compared with $553 million, or $3.38 per share, in the third quarter of 2018.

•	$42 million or 31% increase in non-GAAP operating income* to $179 million, or $1.08 per share, compared with $137 million, or 84 cents per share, in the third quarter of last year.

•
$305 million decrease in third-quarter 2019 net income, primarily due to the after-tax net effect of a $291 million decrease in net investment gains and $56 million of other non-recurring items, partially offset by a $32 million increase in after-tax property casualty underwriting income.

•	$57.37 book value per share at September 30, 2019, a record high, up $9.27 or 19.3% since year-end.

•	22.8% value creation ratio for the first nine months of 2019, compared with 5.0% for the 2018 period.
Financial Highlights

(Dollars in millions, except per share data)	Three months ended September 30,			Nine months ended September 30,
	2019	2018	% Change	2019	2018	% Change
Revenue Data
Earned premiums	$1,446	$1,298	11	$4,163	$3,852	8
Investment income, net of expenses	161	154	5	478	458	4
Total revenues	1,700	1,915	(11)	5,772	4,697	23
Income Statement Data
Net income	$248	$553	(55)	$1,371	$739	86
Investment gains and losses, after-tax	69	360	(81)	880	293	200
Other non-recurring items	—	56	nm	—	56	nm
Non-GAAP operating income*	$179	$137	31	$491	$390	26
Per Share Data (diluted)
Net income	$1.49	$3.38	(56)	$8.30	$4.49	85
Investment gains and losses, after-tax	0.41	2.20	(81)	5.32	1.78	199
Other non-recurring items	—	0.34	nm	—	0.34	nm
Non-GAAP operating income*	$1.08	$0.84	29	$2.98	$2.37	26

Book value				$57.37	$51.22	12
Cash dividend declared	$0.56	$0.53	6	$1.68	$1.59	6
Diluted weighted average shares outstanding	165.6	164.0	1	165.1	164.7	0

*
The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.

**	Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.

CINF 3Q19 Release 1

Insurance Operations Third-Quarter Highlights

•	94.2% third-quarter 2019 property casualty combined ratio, improved from 96.8% for the third quarter of 2018.

•	8% growth in third-quarter net written premiums, reflecting price increases and premium growth initiatives.

•
$192 million third-quarter 2019 property casualty new business written premiums, up 25%. Agencies appointed since the beginning of 2018 contributed $43 million or 22% of total new business written premiums.

•	$12 million of life insurance subsidiary net income, down $3 million from the third quarter of 2018, and 12% growth in third-quarter 2019 term life insurance earned premiums.
Investment and Balance Sheet Highlights

•	5% or $7 million increase in third-quarter 2019 pretax investment income, including a 11% increase for stock portfolio dividends and a 1% decrease in bond interest income.

•	Three-month increase of 2% in fair value of total investments at September 30, 2019, including a 2% increase for both the stock portfolio and the bond portfolio.

•	$3.113 billion parent company cash and marketable securities at September 30, 2019, up 26% from year-end 2018.

Property Casualty Operations Maintaining Profitability
Steven J. Johnston, president and chief executive officer, commented: “Non-GAAP operating income for the third quarter was $179 million, up 31%, driven by underwriting profits as well as pretax investment income that increased 5% over last year’s third quarter.
“Our property casualty insurance business achieved $83 million of underwriting profit in the third-quarter, nearly doubling last year’s result and taking our nine-month underwriting profit to $222 million. Notably, our personal lines segment recorded an underwriting profit at nine-months for the first time since 2013.
“Our combined ratio of 94.2% – 2.6 points better than last year’s third-quarter result – helped to bring our nine-month ratio to 94.6%. Also on a nine-month basis, our current accident year combined ratio before catastrophe losses – sometimes referred to as our core combined ratio – improved 1.2 points to 92.0% compared with last year.
“As we apply a consistent reserving approach and as new data comes to light, we strive to take appropriate action. About four years ago, we saw elevated loss cost trends in commercial casualty. Since the end of 2015, we’ve increased net loss reserves for that line of business by 26%, while annualized earned premiums rose approximately 8%.”
Growth Balanced with Underwriting Discipline
“New business premiums written by agencies rose 18% to a record $585 million in the first nine months of 2019. Our field marketing associates, who underwrite our new business, are armed with analytics that complement their experience, earned through an average of 21 years in the industry, giving them confidence when competing for our agencies’ best accounts.
“Net written premiums for the first nine months grew 9% compared with the first nine months of 2018, reflecting low-single-digit average price increases for commercial lines standard and nonadmitted business, and mid-single-digit average price increases in personal lines.
“Our newest endeavors, Cincinnati ReSM and Cincinnati Global Underwriting LtdSM , are both continuing to perform as planned, combining to contribute 4% to our nine-month net written premium growth.
“Our personal lines high net worth business – an area of focus since just 2015 – increased net written premiums 30% so far this year, reaching $302 million. As we add these new capabilities, we can also find new solutions to solve challenges facing the independent insurance agents who represent us.
“Our agents asked for an additional way to serve clients in their communities, who have good high net worth personal lines accounts but are not eligible for admitted market coverage. By combining the resources and expertise of our excess and surplus lines and high net worth underwriting teams we’ll be able to offer them an excess and surplus lines homeowner policy by 2020.”
Delivering Steady Value for Shareholders
“At September 30, our book value again reached a record high, increasing 19.3% since December 31, 2018. Consolidated cash and total investments climbed to nearly $20 billion, including $3.6 billion in unrealized gains on stocks we still own. Our allocation to blue chip, dividend paying stocks has rewarded us as our common equity portfolio outpaced the S&P 500 for both the three- and nine-month periods.
“Our value creation ratio, which considers the dividends we pay as well as growth in book value, was 22.8% for the first nine months – ahead of our 10% to 13% average annual target for this measure.”

CINF 3Q19 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2019	2018	% Change	2019	2018	% Change
Earned premiums	$1,376	$1,237	11	$3,960	$3,667	8
Fee revenues	3	2	50	8	8	0
Total revenues	1,379	1,239	11	3,968	3,675	8

Loss and loss expenses	864	813	6	2,517	2,425	4
Underwriting expenses	432	384	13	1,229	1,143	8
Underwriting profit	$83	$42	98	$222	$107	107

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	62.8%	65.7%	(2.9)	63.6%	66.1%	(2.5)
Underwriting expenses	31.4	31.1	0.3	31.0	31.2	(0.2)
Combined ratio	94.2%	96.8%	(2.6)	94.6%	97.3%	(2.7)

			% Change			% Change
Agency renewal written premiums	$1,119	$1,088	3	$3,435	$3,321	3
Agency new business written premiums	192	154	25	585	494	18
Other written premiums	40	4	nm	188	38	395
Net written premiums	$1,351	$1,246	8	$4,208	$3,853	9

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	60.3%	59.1%	1.2	61.0%	62.0%	(1.0)
Current accident year catastrophe losses	6.2	10.1	(3.9)	7.7	7.4	0.3
Prior accident years before catastrophe losses	(2.8)	(3.1)	0.3	(4.5)	(3.0)	(1.5)
Prior accident years catastrophe losses	(0.9)	(0.4)	(0.5)	(0.6)	(0.3)	(0.3)
Loss and loss expense ratio	62.8%	65.7%	(2.9)	63.6%	66.1%	(2.5)

Current accident year combined ratio before catastrophe losses	91.7%	90.2%	1.5	92.0%	93.2%	(1.2)

•
$105 million or 8% growth of third-quarter 2019 property casualty net written premiums, and nine-month growth of 9%, reflecting premium growth initiatives and price increases. Third-quarter growth included a contribution of 3% from Cincinnati Global Underwriting. Cincinnati Re third-quarter net written premiums were similar to a year ago.

•
$38 million or 25% increase in third-quarter 2019 new business premiums written by agencies and nine-month growth of 18%. The third-quarter growth included a $32 million increase in standard market property casualty production from agencies appointed since the beginning of 2018.

•	146 new agency appointments in the first nine months of 2019, including 58 that market only our personal lines products.

•
2.6 percentage-point improvement in the third-quarter 2019 combined ratio and a 2.7 percentage-point improvement for the nine-month period, including a decrease for losses from natural catastrophes of 4.4 points for the third quarter of 2019 and no change for the nine-month period.

•	3.7 percentage-point third-quarter 2019 benefit from favorable prior accident year reserve development of $52 million, compared with 3.5 points or $44 million for third-quarter 2018.

•	5.1 percentage-point nine-month 2019 benefit from favorable prior accident year reserve development, compared with 3.3 points for the first nine months of 2018.

•
1.0 percentage-point decrease, to 61.0%, for the nine-month 2019 ratio of current accident year losses and loss expenses before catastrophes, including a decrease of 0.8 points in the ratio for current accident year losses of $1 million or more per claim.

•
0.2 percentage-point decrease in the nine-month 2019 underwriting expense ratio, compared with the same period of 2018, keeping generally in line with our longer-term historical average and reflecting higher earned premiums and ongoing expense management.

CINF 3Q19 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2019	2018	% Change	2019	2018	% Change
Earned premiums	$834	$805	4	$2,467	$2,407	2
Fee revenues	1	1	0	3	3	0
Total revenues	835	806	4	2,470	2,410	2

Loss and loss expenses	510	515	(1)	1,541	1,544	0
Underwriting expenses	269	257	5	785	770	2
Underwriting profit	$56	$34	65	$144	$96	50

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	61.2%	63.9%	(2.7)	62.5%	64.1%	(1.6)
Underwriting expenses	32.2	32.0	0.2	31.8	32.0	(0.2)
Combined ratio	93.4%	95.9%	(2.5)	94.3%	96.1%	(1.8)

			% Change			% Change
Agency renewal written premiums	$713	$702	2	$2,279	$2,231	2
Agency new business written premiums	124	94	32	381	316	21
Other written premiums	(21)	(22)	5	(69)	(63)	(10)
Net written premiums	$816	$774	5	$2,591	$2,484	4

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	60.5%	58.2%	2.3	61.5%	61.9%	(0.4)
Current accident year catastrophe losses	4.6	10.3	(5.7)	7.1	7.0	0.1
Prior accident years before catastrophe losses	(3.4)	(3.8)	0.4	(5.4)	(4.1)	(1.3)
Prior accident years catastrophe losses	(0.5)	(0.8)	0.3	(0.7)	(0.7)	0.0
Loss and loss expense ratio	61.2%	63.9%	(2.7)	62.5%	64.1%	(1.6)

Current accident year combined ratio before catastrophe losses	92.7%	90.2%	2.5	93.3%	93.9%	(0.6)

•
$42 million or 5% increase in third-quarter 2019 commercial lines net written premiums, including higher renewal and new business written premiums. Four percent increase in nine-month net written premiums.

•
$11 million or 2% increase in third-quarter renewal written premiums, with commercial lines average renewal pricing increases in the low-single-digit percent range, and including commercial auto increases in the high-single-digit range.

•	$30 million or 32% increase in third-quarter 2019 new business written by agencies, reflecting growth for each major line of business. For the nine-month period, the increase was 21%.

•	2.5 percentage-point third-quarter 2019 combined ratio improvement, including a decrease of 5.4 points for losses from natural catastrophes.

•	1.8 percentage-point improvement in the nine-month 2019 combined ratio, despite an increase for losses from natural catastrophes of 0.1 points

•	3.9 percentage-point third-quarter 2019 benefit from favorable prior accident year reserve development of $33 million, compared with 4.6 points or $37 million for third-quarter 2018.

•	6.1 percentage-point nine-month 2019 benefit from favorable prior accident year reserve development, compared with 4.8 points for the first nine months of 2018.

CINF 3Q19 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2019	2018	% Change	2019	2018	% Change
Earned premiums	$354	$338	5	$1,046	$994	5
Fee revenues	1	1	0	3	4	(25)
Total revenues	355	339	5	1,049	998	5

Loss and loss expenses	244	249	(2)	734	756	(3)
Underwriting expenses	108	99	9	311	292	7
Underwriting profit (loss)	$3	$(9)	nm	$4	$(50)	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	69.2%	73.7%	(4.5)	70.2%	76.0%	(5.8)
Underwriting expenses	30.4	29.3	1.1	29.7	29.4	0.3
Combined ratio	99.6%	103.0%	(3.4)	99.9%	105.4%	(5.5)

			% Change			% Change
Agency renewal written premiums	$356	$342	4	$1,003	$948	6
Agency new business written premiums	40	42	(5)	122	127	(4)
Other written premiums	(8)	(7)	(14)	(26)	(20)	(30)
Net written premiums	$388	$377	3	$1,099	$1,055	4

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	63.8%	64.0%	(0.2)	62.2%	65.0%	(2.8)
Current accident year catastrophe losses	7.2	9.7	(2.5)	9.7	9.5	0.2
Prior accident years before catastrophe losses	(1.3)	(0.5)	(0.8)	(2.0)	1.2	(3.2)
Prior accident years catastrophe losses	(0.5)	0.5	(1.0)	0.3	0.3	0.0
Loss and loss expense ratio	69.2%	73.7%	(4.5)	70.2%	76.0%	(5.8)

Current accident year combined ratio before catastrophe losses	94.2%	93.3%	0.9	91.9%	94.4%	(2.5)

•
$11 million or 3% increase in third-quarter 2019 personal lines net written premiums, driven by higher renewal written premiums that benefited from rate increases averaging in the mid-single-digit percent range, and 4% nine-month growth. Third-quarter net written premiums from our agencies’ high net worth clients grew 33%, to a $302 million nine-month total.

•	$2 million or 5% decrease in third-quarter 2019 new business written by agencies, and a nine-month decrease of 4%, reflecting pricing discipline.

•
3.4 percentage-point improvement in the third-quarter 2019 combined ratio, including a reduction of 3.5 points for losses from natural catastrophes, and an improvement of 5.5 points for the nine-month period, reflecting better current accident year loss experience before catastrophes and favorable reserve development on prior accident years.

•	1.8 percentage-point third-quarter 2019 benefit from favorable prior accident year reserve development of $7 million, compared with less than $1 million for third-quarter 2018.

•	1.7 percentage-point nine-month 2019 benefit from favorable prior accident year reserve development, compared with unfavorable development of 1.5 points for the first nine months of 2018.

CINF 3Q19 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2019	2018	% Change	2019	2018	% Change
Earned premiums	$72	$60	20	$202	$173	17
Fee revenues	1	—	nm	2	1	100
Total revenues	73	60	22	204	174	17

Loss and loss expenses	39	25	56	101	75	35
Underwriting expenses	22	18	22	63	51	24
Underwriting profit	$12	$17	(29)	$40	$48	(17)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	52.7%	42.6%	10.1	49.8%	43.5%	6.3
Underwriting expenses	30.5	29.4	1.1	31.1	29.3	1.8
Combined ratio	83.2%	72.0%	11.2	80.9%	72.8%	8.1

			% Change			% Change
Agency renewal written premiums	$50	$44	14	$153	$142	8
Agency new business written premiums	28	18	56	82	51	61
Other written premiums	(4)	(3)	(33)	(12)	(9)	(33)
Net written premiums	$74	$59	25	$223	$184	21

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	57.6%	53.3%	4.3	54.7%	54.9%	(0.2)
Current accident year catastrophe losses	0.6	0.9	(0.3)	0.5	1.2	(0.7)
Prior accident years before catastrophe losses	(6.0)	(11.3)	5.3	(5.5)	(12.6)	7.1
Prior accident years catastrophe losses	0.5	(0.3)	0.8	0.1	0.0	0.1
Loss and loss expense ratio	52.7%	42.6%	10.1	49.8%	43.5%	6.3

Current accident year combined ratio before catastrophe losses	88.1%	82.7%	5.4	85.8%	84.2%	1.6

•
$15 million or 25% increase in third-quarter 2019 excess and surplus lines net written premiums, including higher renewal written premiums that benefited from rate increases averaging in the low-single-digit percent range. Twenty-one percent increase in nine-month net written premiums.

•
$10 million or 56% increase in third-quarter new business written by agencies, reflecting more opportunities in the marketplace for insurance companies to obtain higher premium rates, plus our additional marketing efforts.

•
11.2 percentage-point increase in the third-quarter 2019 combined ratio and an increase of 8.1 points for the nine-month period, with both increases primarily due to less favorable prior accident year reserve development.

•	5.5 percentage-point third-quarter 2019 benefit from favorable prior accident year reserve development of $3 million, compared with 11.6 points or $8 million for third-quarter 2018.

•	5.4 percentage-point nine-month 2019 benefit from favorable prior accident year reserve development, compared with 12.6 points for the first nine months of 2018.

CINF 3Q19 Release 6

Life Insurance Subsidiary Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2019	2018	% Change	2019	2018	% Change
Term life insurance	$47	$42	12	$139	$127	9
Universal life insurance	11	9	22	31	27	15
Other life insurance, annuity, and disability income products	12	10	20	33	31	6
Earned premiums	70	61	15	203	185	10
Investment income, net of expenses	38	39	(3)	114	115	(1)
Investment gains and losses, net	(2)	—	nm	(4)	—	nm
Fee revenues	1	1	0	3	3	0
Total revenues	107	101	6	316	303	4
Contract holders’ benefits incurred	68	66	3	211	191	10
Underwriting expenses incurred	23	17	35	67	56	20
Total benefits and expenses	91	83	10	278	247	13
Net income before income tax	16	18	(11)	38	56	(32)
Income tax	4	3	33	8	11	(27)
Net income of the life insurance subsidiary	$12	$15	(20)	$30	$45	(33)

•
$9 million or 15% increase in third-quarter 2019 earned premiums. Growth was largely due to a third-quarter 2019 increase of 12% and a nine-month increase of 9% for term life insurance, our largest life insurance product line.

•
$15 million or 33% decrease in nine-month 2019 life insurance subsidiary net income, primarily due to increased mortality expense, increased investment losses and less favorable effects from the unlocking of interest rate and other actuarial assumptions.

•	$165 million or 16% nine-month 2019 increase to $1.222 billion in GAAP shareholders’ equity for the life insurance subsidiary, primarily from an increase in unrealized investment gains.

CINF 3Q19 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2019	2018	% Change	2019	2018	% Change
Investment income, net of expenses	$161	$154	5	$478	$458	4
Investment interest credited to contract holders’	(25)	(24)	(4)	(74)	(72)	(3)
Investment gains and losses, net	86	458	(81)	1,113	372	199
Investments profit	$222	$588	(62)	$1,517	$758	100

Investment income:
Interest	$110	$111	(1)	$332	$333	0
Dividends	50	45	11	146	131	11
Other	5	1	400	10	3	233
Less investment expenses	4	3	33	10	9	11
Investment income, pretax	161	154	5	478	458	4
Less income taxes	26	24	8	75	70	7
Total investment income, after-tax	$135	$130	4	$403	$388	4

Investment returns:
Average invested assets plus cash and cash equivalents	$19,088	$17,712		$18,364	$17,683
Average yield pretax	3.37%	3.48%		3.47%	3.45%
Average yield after-tax	2.83	2.94		2.93	2.93
Effective tax rate	15.7	15.4		15.6	15.3
Fixed-maturity returns:
Average amortized cost	$10,922	$10,603		$10,828	$10,484
Average yield pretax	4.03%	4.19%		4.09%	4.24%
Average yield after-tax	3.36	3.50		3.41	3.54
Effective tax rate	16.5	16.5		16.6	16.4

•	$7 million or 5% rise in third-quarter 2019 pretax investment income, including an 11% increase in equity portfolio dividends and a 1% decrease in interest income.

•
$186 million third-quarter 2019 pretax total investment gains, summarized on the table below. Changes in unrealized gains or losses reported in other comprehensive income, in addition to investment gains and losses reported in net income, are useful for evaluating total investment performance over time and are major components of changes in book value and the value creation ratio.

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Investment gains and losses on equity securities sold, net	$—	$8	$27	$17
Unrealized gains and losses on equity securities still held, net	89	450	1,084	351
Investment gains and losses on fixed-maturity securities, net	(1)	1	—	7
Other	(2)	(1)	2	(3)
Subtotal - investment gains and losses reported in net income	86	458	1,113	372
Change in unrealized investment gains and losses - fixed maturities	100	(77)	542	(378)
Total	$186	$381	$1,655	$(6)

CINF 3Q19 Release 8

Balance Sheet Highlights

(Dollars in millions, except share data)	At September 30,	At December 31,
	2019	2018
Total investments	$19,059	$16,732
Total assets	24,742	21,935
Short-term debt	38	32
Long-term debt	788	788
Shareholders’ equity	9,371	7,833
Book value per share	57.37	48.10
Debt-to-total-capital ratio	8.1%	9.5%

•	$19.846 billion in consolidated cash and total investments at September 30, 2019, an increase of 13% from $17.516 billion at year-end 2018.

•
$11.600 billion bond portfolio at September 30, 2019, with an average rating of A3/A. Fair value increased $280 million during the third quarter of 2019, including $208 million in net purchases of fixed-maturity securities.

•
$7.176 billion equity portfolio was 37.7% of total investments, including $3.628 billion in appreciated value before taxes at September 30, 2019. Third-quarter 2019 increase in fair value of $164 million or 2%.

•
$5.419 billion of statutory surplus for the property casualty insurance group at September 30, 2019, up $500 million from $4.919 billion at year-end 2018, after declaring $400 million in dividends to the parent company. For the 12 months ended September 30, 2019, the ratio of net written premiums to surplus was 1.0-to-1, matching year-end 2018.

•
$1.45 third-quarter 2019 increase in book value per share, including additions of $1.10 from net income before investment gains and $0.91 from investment portfolio net investment gains or changes in unrealized gains for fixed-maturity securities, partially offset by a deduction of $0.56 from dividends declared to shareholders.

•
Value creation ratio of 22.8% for the first nine months of 2019, including 6.3% from net income before investment gains, which includes underwriting and investment income, 16.6% from investment portfolio net investment gains and changes in unrealized gains for fixed-maturity securities, in addition to negative 0.1% from other items.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.

About Cincinnati Financial
Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

CINF 3Q19 Release 9

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2018 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 33.
Factors that could cause or contribute to such differences include, but are not limited to:

•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

•	Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance

•	Inadequate estimates, assumptions or reliance on third-party data used for critical accounting estimates

•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value

•
Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets

•	Domestic and global events resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:

◦	Significant or prolonged decline in the fair value of a particular security or group of securities and impairment of the asset(s)

◦	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities

◦	Significant rise in losses from surety and director and officer policies written for financial institutions or other insured entities

•	Our inability to integrate Cincinnati Global and its subsidiaries into our on-going operations, or disruptions to our on-going operations due to such integration

•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies

•
Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our ability to conduct business; disrupt our relationships with agents, policyholders and others; cause reputational damage, mitigation expenses and data loss and expose us to liability under federal and state laws

•	Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products

•
Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness

•	Increased competition that could result in a significant reduction in the company’s premium volume

•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages

•
Inability to obtain adequate ceded reinsurance on acceptable terms, amount of reinsurance coverage purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers

•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability

•	Inability of our subsidiaries to pay dividends consistent with current or past levels

•
Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

◦	Downgrades of the company’s financial strength ratings

◦	Concerns that doing business with the company is too difficult

◦	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

◦	Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace

CINF 3Q19 Release 10

•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:

◦	Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates

◦	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations

◦	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business

◦
Add assessments for guaranty funds, other insurance‑related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

◦	Increase our provision for federal income taxes due to changes in tax law

◦	Increase our other expenses

◦	Limit our ability to set fair, adequate and reasonable rates

◦	Place us at a disadvantage in the marketplace

◦	Restrict our ability to execute our business model, including the way we compensate agents

•	Adverse outcomes from litigation or administrative proceedings

•
Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

•
Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others

•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
Further, the company’s insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

CINF 3Q19 Release 11

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)			September 30,	December 31,
			2019	2018
Assets
Investments			$19,059	$16,732
Cash and cash equivalents			787	784
Premiums receivable			1,839	1,644
Reinsurance recoverable			524	484
Deferred policy acquisition costs			783	738
Other assets			1,750	1,553
Total assets			$24,742	$21,935

Liabilities
Insurance reserves			$8,872	$8,486
Unearned premiums			2,859	2,516
Deferred income tax			972	627
Long-term debt and lease obligations			847	834
Other liabilities			1,821	1,639
Total liabilities			15,371	14,102

Shareholders’ Equity
Common stock and paid-in capital			1,692	1,678
Retained earnings			8,722	7,625
Accumulated other comprehensive income			442	22
Treasury stock			(1,485)	(1,492)
Total shareholders' equity			9,371	7,833
Total liabilities and shareholders' equity			$24,742	$21,935

(Dollars in millions, except per share data)	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Revenues
Earned premiums	$1,446	$1,298	$4,163	$3,852
Investment income, net of expenses	161	154	478	458
Investment gains and losses, net	86	458	1,113	372
Other revenues	7	5	18	15
Total revenues	1,700	1,915	5,772	4,697

Benefits and Expenses
Insurance losses and contract holders' benefits	932	879	2,728	2,616
Underwriting, acquisition and insurance expenses	455	401	1,296	1,199
Interest expense	14	14	40	40
Other operating expenses	5	3	17	10
Total benefits and expenses	1,406	1,297	4,081	3,865

Income Before Income Taxes	294	618	1,691	832

Provision for Income Taxes	46	65	320	93

Net Income	$248	$553	$1,371	$739

Per Common Share:
Net income—basic	$1.51	$3.40	$8.40	$4.53
Net income—diluted	1.49	3.38	8.30	4.49

CINF 3Q19 Release 12

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.

•
Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant non-recurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.

•
Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segments plus our reinsurance assumed operations known as Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global.

•
Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

CINF 3Q19 Release 13

Cincinnati Financial Corporation

Net Income Reconciliation

(Dollars in millions, except per share data)	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Net income	$248	$553	$1,371	$739
Less:
Investment gains and losses, net	86	458	1,113	372
Income tax on investment gains and losses	(17)	(98)	(233)	(79)
Investment gains and losses, after-tax	69	360	880	293
Other non-recurring items	—	56	—	56
Non-GAAP operating income	$179	$137	$491	$390

Diluted per share data:
Net income	$1.49	$3.38	$8.30	$4.49
Less:
Investment gains and losses, net	0.52	2.79	6.74	2.26
Income tax on investment gains and losses	(0.11)	(0.59)	(1.42)	(0.48)
Investment gains and losses, after-tax	0.41	2.20	5.32	1.78
Other non-recurring items	—	0.34	—	0.34
Non-GAAP operating income	$1.08	$0.84	$2.98	$2.37

Life Insurance Reconciliation

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Net income of the life insurance subsidiary	$12	$15	$30	$45
Investment gains and losses, net	(2)	—	(4)	—
Income tax on investment gains and losses	(1)	—	(1)	—
Non-GAAP operating income	13	15	33	45

Investment income, net of expenses	(38)	(39)	(114)	(115)
Investment income credited to contract holders’	25	24	74	72
Income tax excluding tax on investment gains and losses, net	5	3	9	11
Life insurance segment profit	$5	$3	$2	$13

CINF 3Q19 Release 14

Property Casualty Insurance Reconciliation
(Dollars in millions)	Three months ended September 30, 2019
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,351	$816	$388	$74	$73
Unearned premiums change	25	18	(34)	(2)	43
Earned premiums	$1,376	$834	$354	$72	$116

Underwriting profit	$83	$56	$3	$12	$12

(Dollars in millions)	Nine months ended September 30, 2019
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$4,208	$2,591	$1,099	$223	$295
Unearned premiums change	(248)	(124)	(53)	(21)	(50)
Earned premiums	$3,960	$2,467	$1,046	$202	$245

Underwriting profit	$222	$144	$4	$40	$34

(Dollars in millions)	Three months ended September 30, 2018
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,246	$774	$377	$59	$36
Unearned premiums change	(9)	31	(39)	1	(2)
Earned premiums	$1,237	$805	$338	$60	$34

Underwriting profit (loss)	$42	$34	$(9)	$17	$—

(Dollars in millions)	Nine months ended September 30, 2018
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$3,853	$2,484	$1,055	$184	$130
Unearned premiums change	(186)	(77)	(61)	(11)	(37)
Earned premiums	$3,667	$2,407	$994	$173	$93

Underwriting profit (loss)	$107	$96	$(50)	$48	$13

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on dollar amounts in thousands.
*Included in Other are the results of Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global, acquired on February 28, 2019.

CINF 3Q19 Release 15

Cincinnati Financial Corporation
Other Measures

•
Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.

•
Written premium: Under statutory accounting rules in the U.S., property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. The difference between written and earned premium is unearned premium.

Value Creation Ratio Calculations

(Dollars are per share)	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Value creation ratio:
End of period book value*	$57.37	$51.22	$57.37	$51.22
Less beginning of period book value	55.92	48.68	48.10	50.29
Change in book value	1.45	2.54	9.27	0.93
Dividend declared to shareholders	0.56	0.53	1.68	1.59
Total value creation	$2.01	$3.07	$10.95	$2.52

Value creation ratio from change in book value**	2.6%	5.2%	19.3%	1.8%
Value creation ratio from dividends declared to shareholders***	1.0	1.1	3.5	3.2
Value creation ratio	3.6%	6.3%	22.8%	5.0%

* Book value per share is calculated by dividing end of period total shareholders' equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

CINF 3Q19 Release 16